Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Robin N. Lowe
Chief Financial Officer
T: +1-345-815-9919
E: Robin.Lowe@AltisourceAMC.com

Altisource Asset Management Corporation Reports Third Quarter 2018 Results

CHRISTIANSTED, U.S. Virgin Islands, November 7, 2018 (GLOBE NEWSWIRE) - Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE MKT: AAMC) today announced financial and operating results for the third quarter of 2018.

Third Quarter 2018 Highlights and Recent Developments

•
Advised Front Yard Residential Corporation (“Front Yard”) on the acquisition of property manager HavenBrook Partners, LLC (“HavenBrook”) and the 3,236 affordable single-family rental (“SFR”) homes managed by HavenBrook, growing Front Yard's SFR portfolio to approximately 15,000 homes.

•
Transition of ASPS-managed homes to Front Yard's HavenBrook platform is ahead of schedule: 2,245 homes were transferred by October 31, 2018 and the remaining 1,815 homes will be moved by the end of November 2018.

•	Following this transition, approximately 7,300 homes will be internally managed by Front Yard.

•	Maintained strong operating metrics for Front Yard during integration of HavenBrook.

•	Reduced Front Yard's remaining legacy REOs to 133, down 30% from 190 at June 30, 2018 and 73% from 490 at December 31, 2017.

•	Obtained $508.7 million of 10-year, fixed rate financing for Front Yard as part of Freddie Mac's affordable SFR pilot program in connection with the HavenBrook acquisition.

•
Continued optimization of Front Yard's financing: capped an additional $172.4 million of financing on October 16, 2018, bringing its fixed-rate or capped financing of total debt to 88% with a weighted average maturity of five years.

“Front Yard’s internalization of property management under our guidance is ahead of schedule, and we continue to maintain strong operating metrics for Front Yard despite the costs associated with the integration of HavenBrook,” stated Chief Executive Officer George Ellison. “We believe Front Yard’s internal property management platform will enable it to drive operating efficiencies, improve service to its tenants and unlock Front Yard’s shareholder value. As Front Yard realizes the advantages of this structure, AAMC should benefit as well.”

Third Quarter 2018 Financial Results

AAMC’s net loss attributable to common stockholders for the third quarter of 2018 was $1.2 million, or $0.75 per diluted share, which included a $0.7 million change in the fair value of its shares of Front Yard common stock, compared to $2.2 million, or $1.38 per diluted share, for the third quarter of 2017. AAMC’s net loss attributable to common stockholders for the nine months ended September 30, 2018 was $6.7 million, or $4.19 per diluted share, which included a $(1.6) million change in the fair value of its shares of Front Yard common stock, compared to $5.3 million, or $3.42 per diluted share, for the nine months ended September 30, 2017.

About AAMC

AAMC is an asset management company that provides portfolio management and corporate governance services to investment vehicles. Additional information is available at www.altisourceamc.com.

Forward-looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: AAMC’s ability to implement its business plan; AAMC's ability to leverage strategic relationships on an efficient and cost-effective basis; AAMC's and Front Yard's ability to compete; Front Yard’s ability to implement its business plan; general economic and market conditions; governmental regulations, taxes and policies; AAMC's ability to generate adequate and timely sources of liquidity and financing for itself or Front Yard; Front Yard’s ability to sell non-rental real estate assets on favorable terms or at all; AAMC's ability to identify and acquire assets for Front Yard’s portfolio; Front Yard’s ability to complete potential transactions in accordance with anticipated terms and on a timely basis or at all; AAMC’s ability to integrate newly acquired rental assets into Front Yard’s portfolio; the ability to successfully and efficiently integrate and manage Front Yard’s newly acquired property manager or effectively manage the performance of Front Yard’s internal property manager at the level and/or the cost that it anticipates; the failure of external property managers to effectively perform their obligations under their agreements with Front Yard; our failure to maintain Front Yard’s qualification as a REIT; and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.

Altisource Asset Management Corporation
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Revenues:
Management fees from Front Yard	$3,613	$3,966	$10,984	$12,176
Conversion fees from Front Yard	35	163	151	1,201
Expense reimbursements from Front Yard	286	300	767	706
Total revenues	3,934	4,429	11,902	14,083
Expenses:
Salaries and employee benefits	4,605	5,035	13,343	15,003
Legal and professional fees	474	899	1,293	1,919
General and administrative	993	778	2,783	2,661
Total expenses	6,072	6,712	17,419	19,583
Other income (loss):
Change in fair value of Front Yard common stock	698	—	(1,641)	—
Dividend income on Front Yard common stock	244	244	731	731
Other income	58	41	150	68
Total other income (loss)	1,000	285	(760)	799
Loss before income taxes	(1,138)	(1,998)	(6,277)	(4,701)
Income tax expense	17	127	309	484
Net loss	(1,155)	(2,125)	(6,586)	(5,185)
Amortization of preferred stock issuance costs	(52)	(52)	(155)	(155)
Net loss attributable to common stockholders	$(1,207)	$(2,177)	$(6,741)	$(5,340)

Loss per share of common stock – basic:
Loss per basic share	$(0.75)	$(1.38)	$(4.19)	$(3.42)
Weighted average common stock outstanding – basic	1,613,413	1,574,822	1,609,932	1,562,056

Loss per share of common stock – diluted:
Loss per diluted share	$(0.75)	$(1.38)	$(4.19)	$(3.42)
Weighted average common stock outstanding – diluted	1,613,413	1,574,822	1,609,932	1,562,056

Altisource Asset Management Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	September 30, 2018	December 31, 2017
	(unaudited)
Current assets:
Cash and cash equivalents	$30,194	$33,349
Short-term investments	279	625
Front Yard common stock, at fair value	17,625	19,266
Receivable from Front Yard	4,006	4,151
Prepaid expenses and other assets	1,172	1,022
Total current assets	53,276	58,413
Other non-current assets	1,638	1,974
Total assets	$54,914	$60,387

Current liabilities:
Accrued salaries and employee benefits	$4,603	$5,651
Accounts payable and other accrued liabilities	888	2,085
Total liabilities	5,491	7,736

Commitments and contingencies	—	—

Redeemable preferred stock:
Preferred stock, $0.01 par value, 250,000 shares issued and outstanding as of September 30, 2018 and December 31, 2017; redemption value $250,000	249,701	249,546

Stockholders' deficit:
Common stock, $0.01 par value, 5,000,000 authorized shares; 2,835,046 and 1,613,852 shares issued and outstanding, respectively, as of September 30, 2018 and 2,815,122 and 1,599,210 shares issued and outstanding, respectively, as of December 31, 2017	28	28
Additional paid-in capital	41,475	37,765
Retained earnings	30,899	38,970
Accumulated other comprehensive loss	—	(1,330)
Treasury stock, at cost, 1,221,194 shares as of September 30, 2018 and 1,215,912 shares as of December 31, 2017	(272,680)	(272,328)
Total stockholders' deficit	(200,278)	(196,895)
Total liabilities and equity	$54,914	$60,387